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                                                                    Exhibit 23.2
                        CONSENT OF KPMG PEAT MARWICK LLP


     We consent to the reference to our firm under the caption "Experts" in the Prospectus of Public Storage, Inc. (included in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-41123)) and which will also be used in connection with the Registration Statement on Form S-3 (No. 333-18395) for the registration of shares of its preferred stock, its depositary shares, its equity stock, shares of its common stock and warrants for the purchase of its preferred stock, equity stock and common stock and to the incorporation by reference therein of our report dated February 14, 1997 on the combined statement of revenues and certain operating expenses of the Acquiport Properties which is included in the Current Report on Form 8-K dated December 24, 1997 of Public Storage, Inc.



                                  /s/ KPMG PEAT MARWICK LLP

303 Peachtree Street, NE
Atlanta, Georgia 30308
January 12, 1998